UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, Orgenesis Inc. (“Orgenesis”), Morgenesis LLC (“Morgenesis”), a recently formed subsidiary of Orgenesis holding all the assets of Orgenesis’ point of care services business for treating patients (“POCare Services”), and MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners, entered into Amendment No. 2 (the “UPA Amendment”) to the Unit Purchase Agreement dated November 4, 2022 (the “UPA”). Pursuant to the UPA Amendment, MM agreed to make an investment of $1,000,000 in cash in exchange for 100,000 additional Class A Preferred Units of Morgenesis to support the continued expansion of the POCare Services business. Morgenesis received the additional $1,000,000 investment on July 3, 2023 and following such investment, Orgenesis currently holds approximately 73% of the issued and outstanding equity interests of Morgenesis.

In connection with the entry into the UPA Amendment, each of Orgenesis, Morgenesis and MM entered into Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement Amendment”) to change the name of Morgenesis to “Octomera LLC” and to amend Morgenesis’ board composition. Pursuant to the LLC Agreement Amendment, the board of managers of Octomera (the “Octomera Board”) will be comprised of five (5) managers, two (2) of which will be appointed by Orgenesis, one (1) of which will be an industry expert appointed by MM, and two (2) of which will be appointed by MM. The Octomera Board will remain the same as the existing Morgenesis board and is as follows: Vered Caplan and Mark Cohen as the two (2) Orgenesis designees, Claudia Zylberberg as the MM industry expert, and Howard Hoffen and John Eppel as the two (2) MM designees.

The foregoing descriptions of the UPA Amendment and the LLC Agreement Amendment do not purport to be complete and are qualified in their entirety by reference to the provisions of each of the UPA Amendment and the LLC Agreement Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

As a result of the amendment to the composition of the Morgenesis Board pursuant to the LLC Agreement Amendment described above, Orgenesis expects to deconsolidate Morgenesis (renamed Octomera LLC) from its consolidated financial statements as of June 30, 2023 and to record its equity interest in Morgenesis as an equity method investment. Orgenesis is currently evaluating the impact of deconsolidation on its financial position and results of operations for the second quarter of 2023.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1#	Amendment No. 2 to Unit Purchase Agreement dated as of May 5, 2023 by and among Orgenesis Inc., Morgenesis LLC and MM OS Holdings, L.P.

10.2#	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Morgenesis LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
July 7, 2023